UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2023

RYVYL Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

3131 Camino Del Rio North, Suite 1400
San Diego, CA 92108
(Address of principal executive offices)

(619) 631 8261
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RVYL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2023, RYVYL Inc. (the “Company”) appointed Gene Jones as the Company’s Interim Chief Financial Officer, effective as of June 1, 2023 replacing Mary Lay Hoitt who left the Company on the same day.

Since 2021, Mr. Jones 71, has been a partner in the Houston office of SeatonHill Partners, LP (“SeatonHill), a CFO services firm that also offers project based financial leadership.

For over 35 years he has served within various executive roles including Chief Financial Officer, Chief Operating Officer, Corporate Treasurer and Controller for public, private equity, venture funded, and start-up companies. He has long history of helping firms of all sizes with financial management, IT, human resources, risk management, and technology services. Key verticals served include technology services, manufacturing and distribution, retail, restaurants, law firms, litigation support services, and physician practice management. Areas of focus include companies in transition, especially those challenged by leadership changes or process remediation, and companies in need of emergency funding or fraud detection and investigation. Gene’s extensive experience includes 10 years with KPMG where he managed several hundred engagements, the implementation of over 40 M&A transactions, and leading the sales process for six different private equity firms.

Mr. Jones earned an MBA from the Indiana University and a BS in Accounting from St. Joseph’s College. Jones is a licensed CPA in Texas.

There is no arrangement or understanding between Mr. Jones and any other person pursuant to which he was selected to serve as Interim Chief Financial Officer. Mr. Jones does not have any family relationships with any of the Company’s executive officers or directors, and does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K other than the amounts paid to SeatonHill as detailed below.

In connection with Mr. Jones’ appointment as Interim Chief Financial Officer, the Company entered into an Executive Services Agreement with an effective date of June 1, 2023, with SeatonHill (the “ESA”). Since this is an interim fractional role, pursuant to the ESA, the Company will pay SeatonHill $375 per hour, plus a three percent (3%) administrative fee. The Company will reimburse SeatonHill for travel and other approved expenses. The ESA can be terminated by either party with thirty (30) days advance written notice.

The ESA replaces an Executive Service Agreement between the Company and SeatonHill for the assignment by Ms. Hoitt as the Interim Chief Financial Officer between March 9, 2023 and May 31, 2023. Pursuant to the ESA, SeatonHill was paid a total of $106,322.58 between March 9th and May 31st for Ms. Hoitt’s services.

Mr. Jones previously provided certain financial and administrative consulting services under a Professional Services Agreement with SeatonHill, dated March 15, 2023, pursuant to which SeatonHill was paid $375 per hour, plus a three percent (3%) administrative fee. Since March 15th, SeatonHill has been paid a total of $92,410.32 for Mr. Jones’ services.

Item 8.01. Other Events.

On June 6, 2023, the Company issued a press release announcing Mr. Jones’ appointment as Interim Chief Financial Officer. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release of RYVYL Inc., dated June 6, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYVYL INC.
Dated: June 6, 2023	By:	/s/ Min Wei
Min Wei
Chief Operating Officer